UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2026

Vestand Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41494	87-3941448
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

104 Apple Blossom Cir.

Brea, CA 92821

(Address of principal executive offices and zip code)

(562) 727-7045

(Registrant’s telephone number, including area code)

Yoshiharu Global Co.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	VSTD*	The Nasdaq Stock Market LLC*
(Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*	Pending the filing by The Nasdaq Stock Market LLC of a Form 25-NSE to deregister the Company’s securities under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 23, 2026, Vestand Inc. (the “Company”), received a delist decision letter (the “Decision”) from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Nasdaq Hearings Panel (the “Panel”) had determined to delist the Company’s Class A Common Stock from The Nasdaq Capital Market effective as of July 27, 2026.

As previously disclosed in the Company’s Current Report on Form 8-K filed on May 26, 2026, the Company received a Staff Delisting Determination from Nasdaq relating to the Company’s non-compliance with Nasdaq’s periodic reporting requirements under Nasdaq Listing Rule 5250(c)(1) (the “Periodic Reporting Requirement”) due to the Company’s failure to file its Quarterly Report on Form 10-Q for the period ended September 30, 2025, its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and its Quarterly Report on Form 10-Q for the period ended March 31, 2026. The Company timely submitted a request for a hearing before the Panel to appeal the Staff Delisting Determination (the “Hearing”).

In addition, and as previously disclosed in the Company’s Current Report on Form 8-K filed on June 17, 2026, the Company received a letter from the Nasdaq notifying the Company that it had not regained compliance with Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”). As a result, Nasdaq notified the Company that this deficiency would also be considered by the Panel in rendering a determination in connection with the Company’s continued listing on The Nasdaq Capital Market.

The Hearing was held on June 30, 2026, during which the Company presented its updated compliance plan to regain compliance with the Periodic Reporting Requirement and the Minimum Bid Price Requirement and responded to questions from the Panel. Following the Hearing, the Panel issued the Decision determining to delist the Company’s Class A Common Stock. In the Decision, the Panel cited, among other things, the prolonged absence of public disclosure and the change in the Company’s business, and expressed reservations regarding the Company’s experience and institutional stability.

The Company has 15 calendar days from the date of the Decision to request review of the Decision by the Nasdaq Listing and Hearing Review Council (the “Listing and Hearing Review Council”). The Listing and Hearing Review Council may also determine, on its own motion, to review the Decision within 45 calendar days following the date of the Decision.

On July 27, 2026, the Company’s Class A Common Stock began trading on the OTC Pink Limited Market under the symbol VSTD.

The Company is currently evaluating its available options and next steps, including whether to submit a request for review to the Listing and Hearing Review Council. However, there can be no assurance that the Company will seek such review or, if it does, that the Listing and Hearing Review Council will reverse the Decision.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2026

VESTAND INC.

By:	/s/ Jiwon Kim
Name:	Jiwon Kim
Title:	Chief Executive Officer